Hewlett Packard Enterprise
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Palo Alto, CA 94304

hpe.com

News Release
Hewlett Packard Enterprise Announces FY18 Outlook

•	Provides FY18 non-GAAP diluted EPS outlook of $1.15-$1.25

•	Commits to returning $2.5 billion to shareholders in FY18, including $2 billion in share repurchases

•	Board increases share repurchase authorization by $5 billion

•	Board approves dividend increase of 15% to $0.075 per share

Editorial contact:

Kate Holderness, HPE
corpmediarelations@hpe.com

SAN FRANCISCO, Calif. Oct. 18, 2017 - Hewlett Packard Enterprise (NYSE: HPE) today held its annual Securities Analyst Meeting and provided strategy and financial updates from CEO Meg Whitman, President Antonio Neri, Executive Vice President and CFO Tim Stonesifer and other business leaders. The webcast and presentations can be found on the HPE Investor Relations Website: investors.hpe.com/SAM2017

HPE Strategy & Market Opportunity

HPE CEO Meg Whitman discussed the progress the company has made since launching in November 2015 and the company’s vision, strategy and market opportunity going forward.

“The progress we’ve made during the past two years has created a company that is more nimble and more focused on the solutions our customers want. We are delivering cutting-edge innovation faster than our competitors. And, we have improved our financial profile and increased shareholder value by more than 90% since we launched,” said Meg Whitman, CEO of HPE. “Going forward, we will accelerate profitable growth through a focus on higher margin services and solutions. We will redesign our company to deliver Hybrid IT and Edge innovations tailored to our services strengths.”

HPE’s strategy remains focused on three key pillars. First, to make Hybrid IT simple through its data center technology, systems software, private cloud and public cloud partnerships. Second, to power the Intelligent Edge through offerings from Aruba in campus and branch networking, and the Industrial Internet of Things with products like Edgeline and the Universal IOT software platform. Third, to provide Advisory, Professional and Operational Services capabilities, including giving customers financial flexibility through consumption-based models.

HPE Next

HPE President Antonio Neri gave additional detail on an initiative called HPE Next. Through HPE Next, the company will simplify the organizational structure, redesign business processes and prioritize investments in growth areas. The company will also right-size its end-to-end cost structure.

“The goal of HPE Next is to simplify our operations, strengthen our execution and shift our investments in innovation towards high growth and higher margin solutions and services,” said Antonio Neri, President of HPE. “Ultimately, HPE Next will create a fit-for-purpose company and deliver the next wave of shareholder value.”

The HPE Next program will drive significant net savings with an attractive return on investment. Over the next three years, the program will drive gross cost savings of $1.5 billion. HPE will reinvest about $700 million of that back into the company in the form of go-to-market, operational and R&D investments in key growth areas. Net cost savings will be approximately $800 million on a run rate basis exiting fiscal year 2020.

In order to achieve this level of cost savings, HPE expects approximately $1.1 billion in cash funding payments over the duration of the program. Approximately two thirds of the funding will be utilized to optimize the workforce. The remainder will be used to upgrade and simplify IT systems, in addition to other non-labor actions. These payments will be partially offset by real estate sales, which should generate approximately $300 million in cash over the next three years.

Financial Update

Tim Stonesifer, Executive Vice President and CFO, provided a financial update, including an outlook for FY18.

FY17 expectations
Revenue in FY17 is expected to grow 5% year-over-year, when adjusted for divestitures, currency and sales to tier-1 service providers. As provided on its third quarter earnings call, non-GAAP diluted EPS is expected to be approximately $1.00 for the company as it stands today, including its Enterprise Group and Financial Services segments.

HPE expects to return $3 billion in cash to shareholders in FY17 through $2.6 billion of share repurchases and $400 million in dividend payments.

FY18 Outlook
HPE provided its outlook for FY18. The company expects modest revenue growth when adjusted for sales to tier-1 service providers.

HPE expects its non-GAAP operating margin to be approximately 9.5%. With OI&E expense of approximately $300 million, a non-GAAP tax rate of 20-22% and a share count of 1.60 billion to 1.62 billion shares outstanding, it expects non-GAAP diluted EPS of $1.15 to $1.25. GAAP diluted EPS is expected to be approximately $0.43 to $0.53.

On a normalized basis, free cash flow is expected to be approximately $2 billion, in line with non-GAAP net earnings. However, in FY18, the company will have $200 million of legacy restructuring and separation payments, $300 million of payments for tax settlements, and $600 million of funding for HPE Next. This will be offset by $100 million of real estate sales. After these payments, as-reported free cash flow is expected to be approximately $1 billion.

Given HPE’s strong net cash position today and the underlying strength of its normalized free cash flow engine, HPE is committed to returning approximately $2.5 billion in total to shareholders in FY18, consisting of $2.0 billion in share repurchases and approximately $500 million in dividends. The company approved a 15% increase in its regular cash dividend to $0.075 per share, up from its prior $0.065, and also increased its share repurchase authorization by $5 billion. Over time, the company plans to return at least 75% of normalized free cash flow to shareholders, up from its prior commitment of 50%.

Long-Term Financial Profile
HPE provided its long-term financial model. The company expects to drive modest revenue growth of around 0-1% organically. The company expects operating profit to grow approximately 4-5% annually, driven by an optimized operating model, reduced cost structure and favorable mix shift. EPS is expected to grow at a higher rate of approximately 7-9% annually driven by share count reductions over time. Cash flow is expected to trend towards normalized levels in FY19 and track earnings over time.

Webcast details

A webcast of today’s event, along with management presentations and other materials, are available on the Investor Relations website at investors.hpe.com.

This press release contains only a summary of some of the information presented at today’s event and should be read in conjunction with the management presentations and other materials made available on that website.

About Hewlett Packard Enterprise

Hewlett Packard Enterprise is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to the intelligent edge, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s financial information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides forecasts of revenue adjusted for tier-1, divestitures and currency, as well as non-GAAP operating margin, non-GAAP measure of earnings/loss from equity interests, non-GAAP income tax rate, non-GAAP diluted net earnings per share, free cash flow and normalized free cash flow financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the slides presented at the 2017 Securities Analyst Meeting, which will be available for a period of one year thereafter at http://hpe.com/investor/sam2017. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise” below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating margin, diluted net earnings per share, cash flow from operations in accordance with GAAP.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as supplement. Hewlett Packard Enterprise also provides a reconciliation of certain non-GAAP financial measures to its most directly comparable GAAP measure in other written materials that include these non-GAAP financial measures accompanying this news release, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing forecasts of revenue adjusted for tier-1, divestitures and currency, non-GAAP operating margin, non-GAAP measure of earnings/loss from equity interests, non-GAAP income tax rate, non-GAAP diluted net earnings per share, free cash flow and normalized free cash flow financial measures to investors in addition to certain related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

Forward-Looking Statements

The information included in this press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the recently completed divestiture transactions and the implementation of HPE Next, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy, including HPE Next; the results of the divestiture transactions or restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of the transactions or of implementing the restructuring plans; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; integration and other risks associated with business combination and investment transactions; and other risks that are described in Hewlett Packard Enterprise’s filings with the Securities and Exchange Commission, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and Hewlett Packard Enterprise’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, April 30 and July 31, 2017. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.